UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2022

SORRENTO THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36150	33-0344842
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Directors Place

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 203-4100

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SRNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2022, Sorrento Therapeutics, Inc. (the “Company”) appointed Elizabeth Czerepak, age 66, as the Company’s Executive Vice President and Chief Financial Officer, effective upon commencement of her employment with the Company, which is expected to be May 18, 2022. Upon commencement of her appointment, Ms. Czerepak will assume the duties of the Company’s principal financial officer and principal accounting officer until such time as her successor is appointed, or until her earlier resignation or removal. There are no reportable family relationships or related party transactions (as defined in Item 404(a) of Regulation S-K) involving the Company and Ms. Czerepak.

Ms. Czerepak has over 35 years of experience in big pharma, biotechnology and venture capital. She has served as the Chief Financial Officer of BeyondSpring Inc. (Nasdaq: BYSI), a global biopharmaceutical company focused on developing innovative immuno-oncology cancer therapies since September 2020. From May 2018 to January 2020, Ms. Czerepak served as the Chief Financial Officer and the Chief Business Officer of Genevant Sciences, Inc., a technology-focused lipid nanoparticle delivery company. From 2015 to 2018 she served as the Chief Financial Officer and Executive Vice President of Corporate Development of Altimmune, Inc., a clinical stage vaccines company, and from 2014 to 2015, she served as the Chief Financial Officer and the Chief Business Officer of Isarna Therapeutics Inc., which develops selective transforming growth factor beta inhibitors for cancer, ophthalmic and fibrotic diseases. From 2011 to 2014, Ms. Czerepak served as the Chief Financial Officer, Secretary, Principal Accounting Officer and Head of Human Resources at Cancer Genetics, Inc., a company that develops and commercializes molecular diagnostics. Prior to that, she served as a Managing Director at JPMorgan Chase & Co. and Bear, Stearns & Co., a General Partner at Bear Stearns Health Innoventures L.P., a venture capital fund and as a NASD (now FINRA) Registered Representative (Series 7 and Series 63). Since February 2020, Ms. Czerepak has served as a director and chair of the audit committee of Delcath Systems, Inc., an interventional oncology company focused on the treatment of liver cancer. Ms. Czerepak previously served on the board of directors of Spectrum Pharmaceuticals, Inc. from June 2019 to December 2020. Ms. Czerepak served on the board of directors of the Company from October 2021 until her appointment as the Company’s Executive Vice President and Chief Financial Officer and has previously served on the board of directors of Scilex Holding Company from September 2019 to October 2020. She holds a B.A. magna cum laude in Spanish and Mathematics Education from Marshall University and a M.B.A. from Rutgers University in 1982. In 2020, Ms. Czerepak earned a Corporate Director Certificate from Harvard Business School.

On April 27, 2022, the Company entered into an employee offer letter with Ms. Czerepak (the “Offer Letter”). Pursuant to the Offer Letter, the Company will pay Ms. Czerepak a $50,000 signing bonus, Ms. Czerepak’s annualized salary for services to the Company will be $300,000 and she will be eligible to receive an annual performance bonus of 50% of her base salary. Her salary and performance bonus percentage may be adjusted in the future at the discretion of the Compensation Committee of the Company’s Board of Directors. Ms. Czerepak’s employment with the Company will be on an “at will” basis.

In connection with her appointment, Ms. Czerepak will be granted an option to purchase 350,000 shares of the Company’s common stock (the “Option”) under the Company’s 2019 Stock Incentive Plan on the date of commencement of her employment. The option will vest, subject to Ms. Czerepak’s continued employment with the Company, 1/4th on the one year anniversary of the date of commencement of her employment with the Company, and 1/48th of the total number of shares subject to the Option shall vest on the same date of each month thereafter.

The Offer Letter also provides that if Ms. Czerepak’s employment with the Company is terminated other than for “Cause” or she resigns from the Company for “Good Reason” (each as defined in the Offer Letter) and Ms. Czerepak is not offered a full-time position at Scilex Holding Company, the Company’s current majority-owned subsidiary (“Scilex”), the Company will continue to pay her then-current base salary for 12 months following such termination of her employment.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, which is filed herewith as Exhibit 10.1.

On April 27, 2022, Scilex appointed Ms. Czerepak as its Executive Vice President, Chief Business Officer and Chief Financial Officer, effective upon commencement of her employment with Scilex, which is expected to be May 18, 2022. On April 27, 2022, Ms. Czerepak and Scilex entered into an employee offer letter (the “Scilex Offer Letter”). Pursuant to the Scilex Offer Letter, Scilex will pay Ms. Czerepak a $50,000 signing bonus, Ms. Czerepak’s annualized salary for services to Scilex will be $300,000 and she will be eligible to receive an annual performance bonus of 50% of her Scilex base salary. Her salary and performance bonus percentage may be adjusted in the future at the discretion of the Compensation Committee of Scilex’s Board of Directors. Ms. Czerepak’s employment with Scilex will be on an “at will” basis. The Scilex Offer Letter also provides that Ms. Czerepak will, subject to approval by the board of directors of Scilex, be granted an option to purchase 350,000 shares of Scilex common stock (the “Scilex Option”) on the date specified in the Scilex Offer Letter. The Scilex Option will vest, subject to Ms. Czerepak’s continued employment with Scilex, 1/4th on the one year anniversary of the date of commencement of her employment with Scilex, and 1/48th of the total number of shares subject to the Scilex Option shall vest on the same date of each month thereafter.

The Scilex Offer Letter also provides that if Ms. Czerepak’s employment with the Company is terminated other than for “Cause” or she resigns from the Company for “Good Reason” (each as defined in the Scilex Offer Letter) and Ms. Czerepak is not offered a full-time position at the Company, Scilex will continue to pay her then-current Scilex base salary for 12 months following such termination of her employment.

The foregoing description of the Scilex Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Scilex Offer Letter, which is filed herewith as Exhibit 10.2.

Effective as of immediately prior to the commencement of Ms. Czerepak’s employment with the Company, Ms. Czerepak will resign as a member of the board of directors of the Company. Ms. Czerepak’s resignation from the Company’s board of directors is not the result of any dispute or disagreement with the Company on any matter relating to its operations, policies or practices.

The Company had previously entered into an indemnification agreement with Ms. Czerepak in the same form as its standard form of indemnity agreement with the Company’s other directors and executive officers.

Item 8.01. Other Information.

On April 28, 2022, Scilex issued a press release announcing the appointment of Scilex’s Executive Vice President, Chief Business Officer and Chief Financial Officer, which is filed as Exhibit 99.1 hereto and incorporated herein by reference

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Offer Letter, dated April 27, 2022, between Sorrento Therapeutics, Inc. and Elizabeth A. Czerepak.
10.2	Offer Letter, dated April 27, 2022, between Scilex Holding Company and Elizabeth A. Czerepak.
99.1	Press Release issued by Scilex Holding Company, dated April 28, 2022.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORRENTO THERAPEUTICS, INC.

Date: April 28, 2022	By:	/s/ Henry Ji, Ph.D.
Name: Henry Ji, Ph.D.
Title: Chairman of the Board, President and Chief Executive Officer